                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 31, 1999


                          Alydaar Software Corporation
             (Exact name of registrant as specified in its charter)



                                 North Carolina
                 (State or other jurisdiction of incorporation)


                    0-22325                        87-0399301
           (Commission File Number)     (IRS Employer Identification No.)



         2101 Rexford Road, Suite 250W, Charlotte, North Carolina 28211
              (Address of principal executive offices)         (Zip Code)

                                  704-365-2324
               Registrant's telephone number, including area code

Item 5.  Other Events.

         On January 31, 1999, Alydaar Software Corporation, d/b/a Information Architects Corporation (the "Company"), and Alydaar Acquisition Corp., a wholly-owned subsidiary of the Company ("Alydaar Sub"), entered into an Agreement and Plan of Merger dated as of that date (the "Merger Agreement") with Data Systems Network Corporation ("Data Systems"). The Merger Agreement sets forth the definitive terms and conditions of the proposed merger of Alydaar Sub with and into Data Systems (the "Merger"). As a result of the
Merger: Alydaar Sub shall cease to exist; Data Systems will continue as the surviving corporation of the Merger and will become a wholly owned subsidiary of the Company; and the former shareholders of Data Systems will become shareholders of the Company. The Merger Agreement and the Merger are each subject to approval by the shareholders of Data Systems and certain other conditions. The press release of the Company announcing the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

7(a)     Financial Statements of Data Systems Network Corporation


               Report of Independent Certified Public Accountants

Board of Directors
Data Systems Network Corporation

We have audited the consolidated balance sheet of Data Systems Network Corporation (a Michigan Corporation) and subsidiary as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Data Systems Network Corporation and subsidiary as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations and has a deficit in working capital. These matters, among others, as discussed in Note B to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Grant Thornton LLP
Southfield, Michigan
March 8, 1999

                          INDEPENDENT AUDITORS REPORT


To the Directors and Shareholders
Data Systems Network Corporation

We have audited the accompanying consolidated balance sheet of Data Systems Network Corporation as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of Data Systems Network Corporation at December 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced significant recurring losses from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PLANTE & MORAN, LLP

Southfield, Michigan
August 20, 1998

                       DATA SYSTEMS NETWORK CORPORATION
                         CONSOLIDATED BALANCE SHEETS

                                                                                        December 31,
                                                                       December 31,         1997
                                                                           1998          (Restated)
                                                                       ------------     ------------
                                    ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                           $  2,695,863     $      4,463
   Investments                                                                 --          6,203,361
   Accounts receivable (net of allowance of $561,600 and $800,000
      at December 31, 1998 and December 31, 1997 respectively)           11,339,484       26,343,980
   Notes receivable                                                          60,000          197,133
   Inventories                                                            1,296,145        1,001,350
   Other current assets                                                     347,983          537,780
                                                                       ------------     ------------
         Total current assets                                            15,739,475       34,288,067

PROPERTY AND EQUIPMENT, net                                               2,522,978        2,369,744

GOODWILL, (net  of amortization of $309,879 and $388,438 at
  December 31, 1998 and 1997 respectively)                                3,001,570        4,072,207

OTHER ASSETS                                                              1,202,298        4,351,966

TOTAL ASSETS                                                             22,466,321       45,081,984

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Bank line of credit                                                    3,231,287       17,296,558
   Accounts payable                                                       9,640,159       16,154,232
   Accrued liabilities                                                    2,390,906        2,201,513
   Shareholder Settlement Liability                                       1,768,000             --
   Obligations Under Capital Leases  - current portion                         --             79,988
   Deferred maintenance revenues                                          3,865,320          927,154
                                                                       ------------     ------------
         Total current liabilities                                       20,895,672       36,659,445

OBLIGATIONS UNDER CAPITAL LEASES                                               --            157,551

COMMITMENTS and CONTINGENCIES (Notes I & P)                                    --               --

NET LIABILITIES OF DISCONTINUED OPERATIONS                                     --          2,021,070

STOCKHOLDERS' EQUITY
   Preferred stock, authorized 1,000,000 shares, none outstanding              --               --
   Common stock ($.01 par value; authorized 10,000,000
      shares; issued and outstanding 4,859,224 and 4,857,974 shares
      at December 31, 1998 and December 31,1997, respectively)               48,592           48,580
   Additional paid-in capital                                            17,951,219       17,945,606
   Accumulated deficit                                                  (16,429,162)     (11,750,269)
                                                                       ------------     ------------
         Total stockholders' equity                                       1,570,649        6,243,917
                                                                       ------------     ------------
TOTAL LIABILITIES  AND STOCKHOLDERS' EQUITY                            $ 22,466,321     $ 45,081,984
                                                                       ============     ============


 The accompanying notes are an integral part of these financial statements

            DATA SYSTEMS NETWORK CORPORATION
          CONSOLIDATED STATEMENTS OF OPERATIONS
            For the years ended December 31,

                                                                               1997             1996
                                                              1998          (Restated)       (Restated)
                                                          ------------     ------------     ------------
REVENUES:
           Product revenue                                $ 63,530,818     $ 67,845,466     $ 26,782,693
           Service revenue                                  21,792,682       18,151,674        5,794,563
                                                          ------------     ------------     ------------
                Total revenues                              85,323,500       85,997,140       32,577,256

COST OF REVENUES:
           Cost of products                                 52,213,508       59,227,854       23,151,534
           Cost of services                                 19,024,585       14,287,978        4,464,455
                                                          ------------     ------------     ------------
                Total cost of revenues                      71,238,093       73,515,832       27,615,989

GROSS PROFIT                                                14,085,407       12,481,308        4,961,268

OPERATING EXPENSES:
           Selling expenses                                  9,556,336       10,334,103        4,578,613
           General and administrative expenses               6,116,171        5,814,607        3,632,580
                                                          ------------     ------------     ------------
                Total operating expenses                    15,672,508       16,148,710        8,211,193

LOSS FROM OPERATIONS                                        (1,587,100)      (3,667,402)      (3,249,926)

OTHER INCOME (EXPENSE):
           Interest expense                                   (802,329)      (1,612,583)        (580,304)
           Interest income                                     109,592          371,716          267,886
           Shareholder settlement                           (1,768,000)            --               --
           Other income                                        349,254          491,638          127,301
                                                          ------------     ------------     ------------
                                                            (2,111,482)        (749,229)        (185,117)

Loss before extraordinary item and
discontinued operations                                     (3,698,582)      (4,416,631)      (3,435,043)

EXTRAORDINARY ITEM
           Gain recognized upon extinguishment of debt            --               --             75,494
                                                          ------------     ------------     ------------

Loss before discontinued operations                         (3,698,582)      (4,416,631)      (3,359,549)

DISCONTINUED OPERATIONS
     Loss from operations of Unified Network Services       (1,686,054)        (557,469)        (481,524)

     Gain on Disposal of Unified Network Services              705,742             --               --
                                                          ------------     ------------     ------------

                                                              (980,311)        (557,469)        (481,524)
                                                          ------------     ------------     ------------

NET LOSS                                                  $ (4,678,893)    $ (4,974,100)    $ (3,841,073)
                                                          ============     ============     ============
Loss per common share - basic and diluted
  Continuing operations                                   $      (0.76)    $      (1.02)    $      (1.26)
  Discontinued operations                                        (0.20)           (0.13)           (0.18)
  Extraordinary item                                              --               --               0.03
                                                          ------------     ------------     ------------
  Net loss per common share                               $      (0.96)    $      (1.15)    $      (1.41)
                                                          ============     ============     ============

Weighted average shares outstanding                          4,859,224        4,324,229        2,719,091
                                                          ============     ============     ============


 The accompanying notes are an integral part of these financial statements.

     DATA SYSTEMS NETWORK CORPORATION
             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                 COMMON        ADDITIONAL PAID-IN    (ACCUMULATED
                                                                  STOCK              CAPITAL           DEFICIT)          TOTAL
                                                                --------       ------------------    -------------    ------------
Balance at December 31, 1995                                    $ 27,150          $  6,385,047        $ (2,935,096)   $  3,477,101

        Exercise of warrants for 10,413 shares of common
                   stock                                            --                 (75,494)               --           (75,494)
        Issuance of common stock in connection with
                   acquisition                                     5,400             2,829,600                --         2,835,000
        Net loss                                                    --                    --            (3,841,073)     (3,841,073)
                                                                --------          ------------        ------------    ------------
Balance at December 31, 1996                                      32,550             9,139,153          (6,776,169)      2,395,534
        Exercise of stock options and warrant
                   redemptions                                    16,030             8,806,453                --         8,822,483
        Net loss                                                    --                    --            (4,974,100)     (4,974,100)
                                                                --------          ------------        ------------    ------------

Balance at December 31, 1997                                      48,580            17,945,606         (11,750,269)      6,243,917

        Exercise of stock options                                     12                 5,613                --             5,625

        Net loss                                                    --                    --            (4,678,893)     (4,678,893)
                                                                --------          ------------        ------------    ------------

Balance at December 31, 1998                                    $ 48,592          $ 17,951,219        $(16,429,162)   $  1,570,649
                                                                ========          ============        ============    ============


 The accompanying notes are an integral part of these financial statements.

          DATA SYSTEMS NETWORK CORPORATION
             CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31,

                                                                                               1997              1996
                                                                            1998            (Restated)        (Restated)
                                                                         ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                            $ (4,678,893)     $ (4,974,100)     $ (3,841,073)
     Adjustments to reconcile net loss to net cash provided by
           operating activities
              Depreciation and amortization                                 1,145,088           883,084           365,227
              Extraordinary gain                                                 --                --             (75,494)
              Provision for doubtful receivables                                 --             732,391            27,642
              Provision for inventory obsolescence                               --                --             195,767
              Settlement of shareholder lawsuit                             1,768,000              --                --
              Changes in assets and liabilities that provided (used)
                  cash net of effects of discontinued operations:
              Decrease(Increase) in investments                             6,203,361        (6,203,361)             --
              Decrease(Increase) in accounts receivable                    15,004,496       (17,142,838)       (4,627,016)
              (Increase)Decrease in notes receivable                          137,133           (97,043)          142,446
              (Increase)Decrease in inventories                              (294,795)          244,812         1,332,826
              Decrease in other current assets                                189,797           223,524           359,472
              (Increase)Decrease in other assets                            3,149,668          (667,355)          502,719
              (Decrease)Increase in accounts payable                       (6,514,071)        8,798,041         3,380,262
              Increase(Decrease) in accounts payable                          199,678         1,346,598          (241,542)
              Increase(Decrease) in deferred maintenance                    2,938,166           (13,473)         (146,088)
              Decrease in net liabilities
                 of discontinued operations                                (2,021,070)          (75,944)       (1,945,126)
                                                                         ------------      ------------      ------------

              Net cash provided by (used in) operations                    17,226,557       (16,945,664)       (4,569,978)
                                                                         ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Acquisition of property and equipment, net                              (1,104,304)       (1,627,789)         (579,117)
   Purchase of UNS common stock                                                  --                --              (7,000)
   Payments for NSG net assets including transaction costs                       --                --          (1,133,035)
   Reduction of intangible asset                                              866,335              --                --
   Redemption of warrants and exercise of stock options, net                    5,624              --                --
                                                                         ------------      ------------      ------------
              Net cash used in investing activities                          (232,345)       (1,627,789)       (1,719,152)
                                                                         ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Net current borrowings (repayment) under bank line of credit           (14,065,272)        8,071,347         4,664,133
   Payment of principal on long-term debt                                        --             (75,000)          (25,000)
   Proceeds from issuance of common stock (net of offering costs)                --           8,822,483              --
   Net proceeds (repayment) from capital lease obligation financing          (237,539)          237,539              --
                                                                         ------------      ------------      ------------
              Net cash provided by (used in) financing activities         (14,302,811)       17,056,369         4,639,133
                                                                         ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        2,691,400        (1,517,084)       (1,649,997)
CASH AND CASH EQUIVALENTS AT JANUARY 1                                          4,463         1,521,547         3,171,544
                                                                         ------------      ------------      ------------
CASH AND CASH EQUIVALENTS AT DECEMBER 31                                 $  2,695,863      $      4,463      $  1,521,547
                                                                         ============      ============      ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

   Cash paid during the period for:
              Interest                                                   $    965,000      $  1,455,000      $    559,000
                                                                         ============      ============      ============
              Income taxes                                               $       --        $     60,000      $       --
                                                                         ============      ============      ============

 The accompanying notes are an integral part of these financial statements.

                        DATA SYSTEMS NETWORK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company's principal activities involve sales of microcomputer and network hardware and software and the performance of maintenance and advance services, such as network management, imaging and systems consulting, to major corporate and state and local government customers in the United States. The Company has two technical helpdesk centers, one in Michigan and one in Louisiana, and 12 direct sales offices located throughout the midwest and eastern United States.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary, Unified Network Service, Inc (UNS). The operations of UNS were sold during 1998 and they are shown as discontinued operations (See Note D).

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Restricted Cash

At December 31, 1998, cash of $1,859,000 was restricted in connection with maintenance agreements. It will become unrestricted as revenue is recognized according to the terms of the agreements.

Investments

Management determines the appropriate classification of securities at the time of purchase and re-evaluates such designation as of each balance sheet date. In 1997 the investments are primarily industrial revenue bonds. The securities are reported at fair value with unrealized gains and losses, net of tax, reported in the statement of operations. All of the securities were sold in 1998.

Inventories

Inventories are stated at the lower of cost or market as determined by the weighted average method. Inventories consist of goods for resale and service parts which represent equipment spares utilized for service contracts.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed principally using the straight-line method based upon estimated useful lives ranging from 5 to 7 years. Amortization of leasehold improvements is provided over the terms of the various leases.

Goodwill and Long-Lived Assets

The cost in excess of net assets acquired (goodwill) is amortized using the straight-line method over twenty years which is the estimate of future periods to be benefited. The Company performs a review for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Undiscounted estimated future cash flows of an asset are compared with its carrying value, if the cash flows are less than the carrying value, an impairment loss is recognized.

Income Taxes

Income taxes are accounted for by using an asset and liability approach. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial basis and tax basis of assets and liabilities. Assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Revenue recognition

Revenue recognition for consulting, network installation services, time and materials services, and training is recognized when the services are rendered. Revenue from the sale of merchandise is recognized when the customer receives the product. Revenue from the sales of after-installation service maintenance contracts is recognized on a straight-line basis over the lives of the respective contracts.

Product returns and service adjustments

Product returns and service adjustments are estimated based upon historical data. The Company's customers have no contractual rights to return products. The Company determines whether to accept product returns on a case by case basis and will generally accept product returns only upon payment of a restocking fee and/or if the products may be returned to the manufacturer. The Company offers no warranty separate from the product manufacturers' warranties.

Loss Per Share

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 specifies the computation and presentation and disclosure requirements for earnings per share ("EPS") of entities with publicly held common stock or potential common stock. SFAS 128 defines two EPS calculations, basic and diluted. The objective of basic EPS is to measure the performance of an entity over the reporting period by dividing income available to common stock by the weighted average of shares outstanding. The objective of diluted EPS is consistent with that of basic EPS while giving effect to all dilutive potential common shares that were outstanding. All potential common shares were excluded from the computation of diluted earnings per share because the effect would have been anti-dilutive.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments consist primarily of cash and cash equivalents, bank lines of credit, accounts receivables, accounts payable and short-term and long-term debt approximate their fair values.

Financial Statement Presentation

Certain amounts in the 1997 and 1996 financial statements have been reclassified to conform to the 1998 presentation.

New Pronouncements

In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and displaying of comprehensive income and its components. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments and related information in interim and annual financial statements. SFAS No. 130 and 131 are effective for fiscal years beginning after December 15, 1997. These statements did not have an effect on the Company's 1998 financial statements.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended December 31, 1998, 1997 and 1996, the Company incurred losses of $4,688,893, $4,974,100 and $3,841,073, respectively. These losses have contributed to the Company's deficit in working capital of $5,156,197. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. However, the Company has a long term commitment for a working capital line of credit with its primary lender as discussed in Note H. The Company has consolidated operations and reduced overhead expenses. The Company has sold its UNS subsidiary (See Note D) and reduced staff size in non-revenue generating areas. Management will attempt to consolidate its business operations and stabilize strategic business relationships so the Company can meet its obligations and attain a level of operations that are profitable.

In addition, upon completion of the merger with Alydaar Software Corporation (see Note Q) the Company believes that additional financial resources would be available and certain synergies relating to business opportunities and operations will be realized to help return the company to profitability.

NOTE C - ACQUISITIONS

On February 22, 1996, the Company purchased 70% (7,000 shares) of UNS for $7,000, and acquired certain liabilities in a transaction accounted for as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based upon the estimated fair market value. The excess of the purchase price over the estimated fair market value of the net assets acquired amounted to $999,078, which is being accounted for as goodwill and is being amortized over 20 years using a straight-line method. (See Note D regarding the sale of the Company's interest in UNS during 1998).

Effective September 3, 1996, the Company purchased the assets and operations of The Network Services Group of SofTech, Inc. ("SofTech"), and assumed certain liabilities from SofTech. The acquisition has been accounted for as a purchase. In exchange for certain assets and liabilities SofTech received cash in the amount of $890,000 and 540,000 shares of the Company's common stock valued at approximately $2,835,000. The purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair market value of the net assets acquired amounted to $3,390,008, which is being accounted for as goodwill and is being amortized over 20 years using a straight-line method.

NOTE D - DISCONTINUED OPERATIONS - SALE OF UNIFIED NETWORK SERVICES INC.

During 1998, the Company decided to sell its 70% interest in its large account network management services operation, Unified Network Services Inc. Under the terms of the original purchase agreement, the minority shareholders of UNS elected to exercise a contract option to initiate re-purchase of the UNS subsidiary. The Company's Board of Directors accepted the proposal. On June 17, 1998, the Company executed an agreement to sell its interest in UNS for cash and notes and to classify the business of UNS as a discontinued operation, effective June 1, 1998. The terms of the sale included $7,000 in cash and a note for $3,000,000, which is secured by the stock of UNS. The buyers also assumed the existing liabilities of UNS. The gain upon disposal of the discontinued operations is net of allowances of $3,000,000 due to the uncertainty of the buyer's ability to repay the note and $989,400 in advances made by the Company for working capital and payment of certain assumed liabilities.

As of December 31, 1998 and 1997, assets and liabilities of the discontinued operations included in the balance sheet are summarized below:

                                                                DECEMBER 31,
                                                          ----------------------
                                                                         1997
                                                           1998       (RESTATED)
                                                          ------     -----------
Assets
  Current assets                                            --       $   764,813
  Property,plant and equipment, net                         --       $   213,695
Liabilities
  Current liabilities                                       --       $  (152,653)
  Other liabilities                                         --       $(2,846,925)
                                                          ------     -----------
Net assets (liabilities) of discontinued operations       $ --       $(2,021,070)
                                                          ======     ===========

The results of operations of the discontinued operations for the years ended December 31, 1998, 1997 and 1996 are summarized below:

For years ended December 31,                 1998             1997             1996
                                          -----------      -----------      -----------
    Revenues                              $   278,060      $ 2,013,309      $    72,338
    Loss from discontinued operations     $(1,686,054)     $  (557,469)     $  (481,524)


NOTE E - PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows at December 31:

                                                                                1997
                                                               1998           (RESTATED)
                                                            -----------      -----------
Computer equipment and software                             $ 3,889,597      $ 3,019,280
Furniture and Fixtures                                          856,720          712,972
Leasehold improvements                                          257,831           75,905
                                                            -----------      -----------
                                                              5,004,148        3,808,157
Less accumulated depreciation and amortization               (2,481,170)      (1,438,413)
                                                            -----------      -----------
                                                            $ 2,522,978      $ 2,369,744
                                                            ===========      ===========

Depreciation and amortization expense was approximately $914,000, $574,000 and $583,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

NOTE F - OTHER ASSETS

Other Assets Consist Of The Following At December 31,

                                                  1997
                                   1998         (RESTATED)
                                ----------     ----------
Prepaid expenses                $  406,662     $  709,405
Advances to Subsidiary                --        2,846,925
Accounts receivable - other        795,636        795,636
                                ----------     ----------
                                $1,202,298     $4,351,966
                                ==========     ==========

NOTE G - ACCRUED LIABILITIES

Accrued liabilities consist of the following at December 31,

                                                      1997
                                       1998         (RESTATED)
                                    ----------     ----------
Compensation benefits and taxes     $1,229,821     $1,264,158
Customer advances                      140,181         11,500
State sales and other taxes             74,208        414,742
Interest                                  --          161,801
Other                                  946,696        349,312
                                    ----------     ----------
                                    $2,390,906     $2,201,513
                                    ==========     ==========

NOTE H - LINES OF CREDIT

As of September 30, 1998, the Company had a credit agreement ("NBD Agreement") with NBD Bank ("NBD"). The Agreement provided for a discretionary line of credit not to exceed $11 million. Borrowing limits under the credit facility were determined based on a collateral formula, which included 80% of qualified trade receivables. Borrowings under the credit agreement bore interest at 2% over NBD prime and had a term extending to September 30, 1998. Previously, the Company had a credit agreement that provided for a revolving line of credit not to exceed $12 million, a discretionary line of credit not to exceed $8 million and a discretionary lease line not to exceed $500,000. Each was collateralized by an interest in the Company's accounts receivable, inventory (other than equipment financed through IBM Credit) and equipment.

On September 30, 1998 the Company and Foothill Capital Corporation ("Foothill") entered into a new credit facility ("Foothill Agreement"), replacing in its entirety, the NBD Agreement. The Foothill Agreement provides for an initial revolving line of credit not to exceed $15 million. The available line of credit at December 31,1998 was $3,231,287. The Company may, at its option and subject to certain collateral requirements, increase the line to $20 million during the term of the Foothill Agreement. Borrowing limits under the Foothill Agreement are determined based on a collateral formula, which includes 85% of qualified trade receivables. Borrowings under the Foothill Agreement bear interest at 1% over Norwest Bank prime (7.5 % at December 31, 1998)and have a term extending to September 30, 2001. All monies owed by the Company to NBD were paid on October 1, 1998.

The Company is required to maintain certain financial ratios. At December 31, 1998 the company was not in compliance with several ratios and obtained a waiver from Foothill Capital Corporation.

The Company has also entered into a finance agreement with IBM Credit Corporation. The agreement extended a maximum of $2,000,000 to be used exclusively for the acquisition of inventory for resale. Use of this credit line is at the Company's option. As collateral for payment of all debt incurred under this agreement, IBM Credit Corporation was granted a first security interest in the Company's inventory equal to the amount of the outstanding debt. This agreement allows for thirty-day interest free financing of eligible inventory and a variable discount off of invoice for eligible product purchases paid for within fifteen days from the date of invoice. The Company or the lender can terminate this agreement at any time. The terms and conditions of this financing agreement can be changed at the discretion of IBM Credit Corporation. The amount outstanding at December 31, 1998 and 1997 is approximately $1,400,000 and $1,500,000, respectively, and has been included in accounts payable.

NOTE I - LEASE COMMITMENTS

The Company has entered into several non-cancelable operating leases for office space, computer equipment, and certain furniture and fixtures that expire at various dates through 2003. The approximate future minimum annual rentals under non-cancelable operating leases are as follows:

YEARS ENDED DECEMBER 31,
------------------------
          1999                                               $1,103,973
          2000                                                  877,135
          2001                                                  790,671
          2002                                                  298,760
          2003                                                   77,320
                                                            -----------
Total minimum lease obligations                              $3,147,859
                                                            ===========

All leases previously recorded as capital leases were paid off as of October 1, 1998 in accordance with the terms of the Foothill Agreement.

Total rent expense for the years ended December 31, 1998, 1997, and 1996 was approximately $1,558,000, $1,130,000 and $595,000, respectively.

NOTE J - INCOME TAXES

Deferred tax assets and liabilities at December 31, consist of the following:

                                                             1997
                                            1998           (RESTATED)
                                         -----------      -----------
Deferred tax assets:
    Net operating loss carryforwards     $ 3,336,000      $ 3,205,000
    Deferred maintenance revenue              17,000             --
    Allowance for doubtful accounts          273,000          437,000
    Shareholder lawsuit settlement           601,000             --
    Inventory                                   --             19,000
    Depreciation                                --            112,000
    Accrued vacation                         102,000           93,000
                                         -----------      -----------
                                           4,329,000        3,866,000
Deferred tax liabilities
    Depreciation                            (138,000)            --
    Amortization                            (114,000)            --
    Other                                       --            (69,000)
                                         -----------      -----------
                                            (252,000)         (69,000)

Less valuation allowance                  (4,077,000)      (3,797,000)
                                         -----------      -----------
                                         $      --        $      --
                                         ===========      ===========

The net operating loss carryforwards expire in 2007 - 2018.

The income tax provision reconciled to the tax computed at the statutory federal rate for continuing operations was as follows:

                                                                        YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                                  1997             1996
                                                                 1998           (RESTATED)      (RESTATED)
                                                              -----------      -----------      -----------
Tax (benefit) at statutory rates applied to income before
federal income tax from continuing operations                 $(1,260,000)     $(1,502,000)     $(1,142,000)
Effect of nondeductible items                                      41,000           52,000           14,000
Extraordinary gain                                                   --               --            (26,000)
Other                                                                --           (144,000)          28,000
Change in treatment on income tax return                          939,000             --               --
Valuation allowance                                               280,000        1,594,000        1,126,000
                                                              -----------      -----------      -----------
                                                              $      --        $      --        $      --
                                                              ===========      ===========      ===========

NOTE K - FORGIVENESS OF DEBT

Under the terms of the 1992 Plan of Reorganization, the unsecured creditors were granted fully paid warrants for 170,000 shares of the Company's authorized common stock and contingent payments of up to a total of $650,000. The Company negotiated with certain creditors to accelerate the payment of unsecured debt in exchange for the creditors' agreement to forgive a portion of the unsecured debt and contingent liabilities and to cancel a portion of the fully paid warrants. This contingent liability was not previously recorded, as the amount could not be reasonably estimated. As a result of extensive negotiations, the Company purchased approximately 110,000 warrants in 1995 and 10,400 in 1996. In addition, the Company received the approval of the bankruptcy court to enter into an agreement whereby all outstanding claims have been settled with aggregate payments due of approximately $114,000 and the contingent payments noted above have been eliminated. The bankruptcy court issued its final decree on January 16, 1997.

There was an extraordinary gain of approximately $75,000 in 1996, which represents the purchase of the warrants and the extinguishment of the related debt.


NOTE L - REDEMPTION OF WARRANTS

During February 1997, the Company called all of its outstanding Redeemable Common Stock Purchase Warrants ("Purchase Warrants") for redemption as of March 10, 1997 pursuant to the Warrant Agreement, dated October 28, 1994, setting forth the terms of the Purchase Warrants. Approximately 99% of the Warrants were exercised on or prior to the date of redemption at a price of $6.25 per Warrant, resulting in net proceeds to the Company of approximately $7,300,000. In connection with the receipt of consent to the redemption the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to 60,000 units, issued to the underwriters' representatives in the Company's initial public offering, consisting of two common shares and two warrants to purchase an additional two common shares which may be purchased upon exercise of a warrant. The exercise price of these warrants was reduced from $16.50 to $12.50 per unit and the exercise price of the purchase warrants was reduced from $10.3125 to $6.25 per unit. The registration was completed in July 1997 and during the third quarter of 1997, all related warrants were exercised, resulting in net proceeds to the Company of approximately $1,400,000.

NOTE M - STOCK OPTION PLANS

In April 1994 the Company adopted the 1994 Stock Option Plan ("the Plan"). A total of 200,000 shares were reserved for issuance under the plan. The options vest over a two-year period at the rate of 50% per year, beginning on the first anniversary of the grant date. In April 1997, the Company amended the Plan to increase the reserved shares to 600,000. The vesting period in the Company's form option grant agreement was also changed to 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. The Company's Compensation Committee retains the ability to change the vesting schedule at any time.

In 1998 the Company granted options for 40,000 shares to a Director of the Company exercisable at a price of $.88 per share which approximated the fair market value at the date of grant. Such options vest 50% on the second anniversary date, and the 25% vest each of the next two years. In 1997 and 1996, the Company granted options for 3,000 shares exercisable at a price of $9.83 and $3.00 per share, respectively, which was the fair market value at the date of grant, to Directors of the Company. Such options vest one year from the grant date.

The per share weighted-average fair value of stock options granted during 1998, 1997 and 1996 was $3.86, $9.83 and $4.00 per share, respectively.

                                  SHARES              AVERAGE PER
                                  UNDER              SHARE EXERCISE
                                  OPTIONS                 PRICE
                                 --------            --------------
Balance at December 31, 1995       70,716                $ 4.58
Issued                            146,437                $ 4.46
Forfeited                         (25,450)               $ 4.11
Exercised                            --                    --
                                 --------
Balance at December 31, 1996      191,703                $ 4.55

Issued                            215,350                $ 9.82
Forfeited                          (9,062)               $ 6.19
Exercised                         (21,768)               $ 4.57
                                 --------
Balance at December 31, 1997      376,223                $ 7.54

Issued                            138,750                $ 3.86
Forfeited                        (137,900)               $10.10
Exercised                          (1,250)               $ 4.50
                                 --------
Balance at December 31, 1998      375,823                $ 5.15
                                 ========

The range of exercise prices on outstanding options at December 31, 1998 is as follows:

                                         Weighted          Average
                                          AVERAGE         REMAINING
PRICE RANGE           SHARES          EXERCISE PRICE         LIFE
  .88 - 2.50          108,125            $  1.10             9.4
 2.51 - 5.00          123,548               4.18             7.1
 5.01 - 7.50           80,900               6.86             8.2
 7.51 - 10.00          18,550               8.99             8.2
10.01 - 13.75          44,750              12.91             8.8
                      -------
                      375,823
                      =======

As of December 31, 1998, 1997 and 1996 the number of options exercisable was 193,123, 62,641 and 56,892, respectively and the weighted average exercise price of those options was $5.29, $4.53 and $4.75, respectively.

The Financial Accounting Standard Board has issued Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). The Statement established a fair value method of accounting for employee stock options and similar equity instruments such as warrants, and encourages all companies to adopt that method of accounting for all of their stock compensation plans. However, the statement allows companies to continue measuring compensation for such plans using accounting guidance in place prior to SFAS No. 123. Companies that elect to remain with the former method of accounting must make pro-forma disclosures of net earnings and earnings per share as if the fair value method provided for in SFAS No. 123 had been adopted.

The fair value of each grant is estimated on the date of grant using the Black-Scholes option - pricing model with the following weighted average assumptions for grants: dividend yield of 0%, expected volatility of 157.6%, 70%, and 30% in 1998, 1997 and 1996 respectively, risk-free interest rate of 5.8%, 6.5% and 6.9% in 1998, 1997 and 1996 respectively, and expected life ranging from seven to ten years.

The Company has not adopted the fair value accounting provisions of SFAS No.
123. Accordingly, SFAS No. 123 has no impact on the Company's financial position or results of operations.

The Company accounts for the stock option plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees." No compensation costs have been recognized. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, the Company's net loss and loss per share would have been as follows (in thousands, except for per share data):

                                1998          1997         1996
                               -------      -------      -------
Net Loss as reported           $ 4,678      $ 4,974      $ 3,841
Proforma                         4,985        5,418        3,930

Loss per share as reported     $  (.96)     $ (1.15)     $ (1.41)
Proforma                         (1.03)       (1.25)       (1.45)

NOTE N - EMPLOYEE BENEFIT PLANS

The Company maintains a defined contribution 401(k) plan that covers substantially all employees. Contributions to the Plan may be made by the Company (which are discretionary) or by plan participants through elective salary reductions. No contributions were made to the plan by the Company during the years ended December 31, 1998, 1997, and 1996.


NOTE O - MAJOR CUSTOMERS

The Company had one customer, the State of Michigan, which accounted for approximately 29% of revenue in each of 1998 and 1997. Additionally, during 1998, the State of New York represented 12%.


NOTE P  - COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is involved in certain routine legal proceedings which are incidental to its business. All of these proceedings arose in the ordinary course of the Company's business and, in the opinion of the Company, any potential liability of the Company with respect to these legal actions will not, in the aggregate, be material to the Company's financial condition or operations.

On or about October 29, 1998, the Securities and Exchange Commission ("SEC") informed the Company that it is conducting a formal private investigation of the accounting irregularities experienced by the Company in the fiscal years 1996 and 1997, This inquiry is ongoing, and the Company is cooperating with the SEC and providing information as requested.

Year 2000

The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company and its business partners will not be fully determinable until the Year 2000 and thereafter. If Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the revenues and financial condition could, be adversely impacted.


NOTE Q - SUBSEQUENT EVENTS

During 1998 civil actions were filed against the Company, certain officers, and the Board of Directors. The complaints allege violations of the Securities Exchange Act of 1934 resulting from alleged nondisclosures and misrepresentations of information concerning the Company's financial results and future prospects due to accounting irregularities. On February 17, 1999, the Company announced that it had agreed to a stipulation of settlement of the consolidated securities class action lawsuits filed in 1998. The stipulation of settlement has been filed in federal court in Detroit, Michigan. Although the court gave preliminary approval for the proposed settlement, it is subject to the court's later determination of the settlement's fairness at a hearing currently set for May 12, 1999. Under the terms of the proposed settlement, and subject to various conditions, the Company will create a settlement fund valued at approximately $2 million. The fund will benefit a settlement class of purchasers who bought the Company's stock during the period of May 16, 1996 through February 24, 1998. The fund would be comprised of $900,000 provided by the Company's insurer, and at the defendants' option either 650,000 shares of the Company's common stock or an additional $1.1 million. In agreeing to the proposed settlement, the Company made no admission of any wrongdoing. As a result of this tentative settlement, the Company has accrued $1,768,000 as the estimate of its liability.

In February 1999, Data Systems and Alydaar Software Corporation, doing business as Information Architects (Nasdaq/NMS: "ALYD") of Charlotte, North Carolina announced the signing of a definitive merger agreement. Alydaar is a worldwide developer of Enterprise Information Portals and provides management consulting, design, development and deployment of Virtual Information Solutions. Additionally, Alydaar assists organizations in modernizing their current legacy information systems, and offers Y2K services utilizing SmartCode Technology.

7(b)     Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

The following unaudited Pro Forma Condensed Combining Balance Sheet at December 31, 1998 and Pro Forma Condensed Combining Statements of Operations for the years ended December 31, 1998, 1997 and 1996 (the "Pro Forma Condensed Combining Financial Statements") illustrate the effect of the acquisition of Data Systems Network, Inc. ("Data Systems") by Alydaar Software Corp. ("Alydaar") accounted for as a pooling of interests as if the acquisition had occurred as of the beginning of the earliest period presented. Pursuant to the terms of the merger agreement, each holder of Data Systems Common Stock will be entitled to receive shares of Alydaar Common Stock based on an exchange ratio of .33 of a share of Alydaar Common Stock for each share of Data Systems Common Stock. The Pro Forma Condensed Combining Balance Sheet combines the audited balance sheets of Alydaar and Data Systems as of December 31, 1998. The Pro Forma Condensed Combining Statements of Operations combine Alydaar's and Data Systems' audited Statements of Operations for the years ended December 31, 1998, 1997 and 1996. The Pro Forma Condensed Combining Statements of Operations do not give effect to any transaction charges associated with the consummation of the acquisition. The Pro Forma Condensed Combining Balance Sheet has been adjusted to reflect these estimated obligations. All such costs are estimated to aggregate $850,000. There are no intercompany transactions or balances included in the Pro Forma Condensed Combining Financial Statements and no adjustments are required to conform the accounting policies of Alydaar and Data Systems.

The Pro Forma Condensed Combining Financial Statements should be read in conjunction with the financial statements of Alydaar and Data Systems appearing elsewhere in this registration statement. The Pro Forma Condensed Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above or of results which may be attained in the future.



             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET


                                                        ALYDAAR        DATA SYSTEMS
                                                         AS OF            AS OF
                                                      DECEMBER 31,     DECEMBER 31,      PRO FORMA         PRO FORMA
                                                          1998             1998         ADJUSTMENTS        COMBINED
                                                      ------------     ------------     ------------     ------------
                      ASSETS

CURRENT ASSETS:
Cash                                                  $  2,962,570     $  2,695,863     $       --       $  5,658,433
Accounts receivable, net of allowance
for doubtful accounts                                    5,231,116       11,339,484             --         16,570,600
Costs and estimated earnings in excess of billings       2,213,036             --               --          2,213,036
Notes receivable                                              --             60,000             --             60,000
Inventories                                                   --          1,296,145             --          1,296,145
Prepaid expenses and other current assets                  304,621          347,983             --            652,604
Deferred tax asset                                       1,800,000             --               --          1,800,000
                                                      ------------     ------------     ------------     ------------
Total current assets                                    12,511,343       15,739,475             --         28,250,818



PROPERTY AND EQUIPMENT,net                               2,561,253        2,522,978             --          5,084,231

COMPUTER SOFTWARE                                        2,254,429             --               --          2,254,429

GOODWILL, net of accumulated amortization                6,047,183        3,001,570             --          9,048,753

OTHER ASSETS                                                97,186        1,202,298             --          1,299,484
                                                      ------------     ------------     ------------     ------------

TOTAL                                                 $ 23,471,394     $ 22,466,321     $       --       $ 45,937,715
                                                      ============     ============     ============     ============

LIABILITIES AND STOCKHOLDERS'
EQUITY

CURRENT LIABILITIES:
Bank line of credit                                   $       --       $  3,231,287     $       --       $  3,231,287
Accounts payable                                         1,341,651        9,640,159             --         10,981,810
Accrued liabilities                                        826,501        2,390,906          850,000        4,067,407
Shareholder settlement liability                              --          1,768,000             --          1,768,000
Deferred maintenance revenue                                  --          3,865,320             --          3,865,320
Current portion of capital lease obligation                 51,063             --               --             51,063
Loans payable, stockholder                               3,042,029             --               --          3,042,029
                                                      ------------     ------------     ------------     ------------
Total current liabilities                                5,261,244       20,895,672             --         27,006,916
                                                      ------------     ------------     ------------     ------------

CAPITAL LEASE OBLIGATION                                   121,327             --               --            121,327
                                                      ------------     ------------     ------------     ------------

STOCKHOLDERS' EQUITY
Preferred stock
Common stock                                                17,506           48,592          (46,982)          19,116
Additional paid in capital                              31,111,734       17,951,219           46,982       49,109,935
Deficit                                                (12,696,567)     (16,429,162)        (850,000)     (29,975,729)
Foreign currency translation adjustment                    (23,100)            --               --            (23,100)
                                                      ------------     ------------     ------------     ------------
                                                        18,409,573        1,570,649         (850,000)      19,130,222

Less treasury stock at cost
Less receivable from warrant exercise                      320,750)            --               --           (320,750)
                                                      ------------     ------------     ------------     ------------
Total stockholders' equity                              18,088,823        1,570,649         (850,000)      18,809,472
                                                      ------------     ------------     ------------     ------------

                                                      $ 23,471,394     $ 22,466,321     $   (850,000)    $ 45,937,715
                                                      ============     ============     ============     ============

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS



                  DECEMBER 31,                          ALYDAAR        DATA SYSTEMS       PRO FORMA
                                                      YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                     DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                         1998              1998              1998
                                                    -------------     -------------     -------------
REVENUES:
Product revenues                                    $          --     $  63,530,818     $  63,530,818
Service revenues                                       27,790,621        21,792,682        49,583,303
                                                    -------------     -------------     -------------
Total revenues                                         27,790,621        85,323,500       113,114,121
                                                    -------------     -------------     -------------

COST OF REVENUES:
Cost of products                                                         52,213,508        52,213,508
Cost of services                                       13,331,425        19,024,585        32,356,010
                                                    -------------     -------------     -------------
Total cost of revenues                                 13,331,425        71,238,093        84,569,518
                                                    -------------     -------------     -------------

GROSS PROFIT                                           14,459,196        14,085,407        28,544,603
                                                    -------------     -------------     -------------

OPERATING EXPENSES:
Selling expenses                                        6,772,723         9,556,336        16,329,059
General and administrative expenses                     7,289,955         6,116,171        13,406,126
                                                    -------------     -------------     -------------
                                                       14,062,678        15,672,507        29,735,185
                                                    -------------     -------------     -------------

INCOME (LOSS) FROM OPERATIONS                             396,518        (1,587,100)       (1,190,582)

OTHER EXPENSE                                            (198,978)       (2,111,481)       (2,310,460)
                                                    -------------     -------------     -------------

INCOME (LOSS) BEFORE INCOME TAXES AND
DISCONTINUED OPERATIONS                                   197,540        (3,698,581)       (3,501,042)


INCOME TAX BENEFIT                                     (1,200,000)             --          (1,200,000)
                                                    -------------     -------------     -------------

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS            1,397,540        (3,698,582)       (2,301,042)
                                                    -------------     -------------     -------------

DISCONTINUED OPERATIONS:
Loss from operations of Unified Network Services             --          (1,686,054)       (1,686,054)
Gain on disposal of Unified Network Services                 --             705,742           705,742
                                                    -------------     -------------     -------------

                                                             --            (980,312)         (980,312)
                                                    -------------     -------------     -------------

NET INCOME (LOSS)                                   $   1,397,540     $  (4,678,893)    $  (3,987,096)
                                                    =============     =============     =============


NET INCOME (LOSS) PER COMMON SHARE-
BASIC AND FULLY DILUTED:
Continuing operations                               $         .08     $       (0.76)    $       (0.12)
Discontinued operations                                      --               (0.20)            (0.05)
                                                    -------------     -------------     -------------
                                                    $        0.08     $       (0.96)    $       (0.17)
                                                    =============     =============     =============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES AND COMMON
EQUIVALENT SHARES OUTSTANDING
Basic                                                  17,446,467         4,859,224        19,057,514
Diluted                                                17,584,510         4,859,224        19,195,557

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS



                                                       ALYDAAR       DATA SYSTEMS      PRO FORMA
                                                     YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                        1997             1997             1997
                                                    ------------     ------------     ------------
REVENUES:
Product revenues                                    $       --       $ 67,845,466     $ 67,845,466
Service revenues                                      10,736,237       18,151,674       28,887,911
                                                    ------------     ------------     ------------
Total revenues                                        10,736,237       85,997,140       96,733,377
                                                    ------------     ------------     ------------

COST OF REVENUES:
Cost of products                                            --         59,227,854       59,227,854
Cost of services                                       8,113,179       14,287,978       22,401,157
                                                    ------------     ------------     ------------
Total cost of revenues                                 8,113,179       73,515,832       81,629,011
                                                    ------------     ------------     ------------

GROSS PROFIT                                           2,623,058       12,481,308       15,104,366
                                                    ------------     ------------     ------------

OPERATING EXPENSES:
Selling expenses                                       2,994,654       10,334,103       13,328,757
General and administrative expenses                    8,109,835        5,814,607       13,924,442
                                                    ------------     ------------     ------------

                                                      11,104,489       16,148,710       27,253,199
                                                    ------------     ------------     ------------

LOSS FROM OPERATIONS                                  (8,481,431)      (3,667,402)     (12,148,833)

OTHER INCOME (EXPENSE)                                    84,264         (749,229)        (664,965)
                                                    ------------     ------------     ------------

LOSS BEFORE INCOME TAXES AND
DISCONTINUED OPERATIONS                               (8,397,167)      (4,416,631)     (12,813,798)


INCOME TAX BENEFIT                                      (600,000)            --           (600,000)
                                                    ------------     ------------     ------------

LOSS BEFORE DISCONTINUED OPERATIONS                   (7,797,167)      (4,416,631)     (12,213,798)

DISCONTINUED OPERATIONS:
Loss from operations of Unified Network Services            --           (557,469)        (557,469)
                                                    ------------     ------------     ------------

NET LOSS                                            $ (7,797,167)    $ (4,974,100)    $(12,771,267)
                                                    ============     ============     ============



NET (LOSS) PER COMMON SHARE-BASIC
AND FULLY DILUTED:
Continuing operations                               $      (0.51)    $      (1.02)    $      (0.72)
Discontinued operations                                     --              (0.13)           (0.03)
                                                    ------------     ------------     ------------
                                                    $      (0.51)    $      (1.15)    $      (0.75)
                                                    ============     ============     ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES AND COMMON
EQUIVALENT SHARES OUTSTANDING
Basic                                                 15,387,125        4,324,229       16,998,172
Diluted                                               15,387,125        4,324,229       16,998,172

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS

                                                       ALYDAAR       DATA SYSTEMS      PRO FORMA
                                                     YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                        1996             1996             1996
                                                    ------------     ------------     ------------
REVENUES:
Product revenues                                    $       --       $ 26,782,693     $ 26,782,693
Service revenues                                          37,500        5,794,563        5,832,063
                                                    ------------     ------------     ------------
Total revenues                                            37,500       32,577,256       32,614,756
                                                    ------------     ------------     ------------

COST OF REVENUES
Cost of products                                            --         23,151,534       23,151,534
Cost of services                                          31,500        4,464,455        4,495,955
                                                    ------------     ------------     ------------
Total cost of revenues                                    31,500       27,615,989       27,647,489
                                                    ------------     ------------     ------------

GROSS PROFIT                                               6,000        4,961,267        4,967,267
                                                    ------------     ------------     ------------

OPERATING EXPENSES:
Selling expenses                                         339,206        4,578,613        4,917,819
General and administrative expenses                    4,828,064        3,632,580        8,460,644
                                                    ------------     ------------     ------------
                                                       5,167,270        8,211,193       13,378,463
                                                    ------------     ------------     ------------
LOSS FROM OPERATIONS                                  (5,161,270)      (3,249,926)      (8,411,196)

OTHER INCOME (EXPENSE)                                    28,425         (185,117)        (156,692)
                                                    ------------     ------------     ------------

LOSS BEFORE EXTRAORDINARY ITEM AND
DISCONTINUED OPERATIONS                               (5,132,845)      (3,435,043)      (8,567,888)

EXTRAORDINARY ITEM:
Gain recognized on extinguishment of debt                   --             75,494           75,494
                                                    ------------     ------------     ------------

LOSS BEFORE DISCONTINUED OPERATIONS                   (5,132,845)      (3,359,549)      (8,492,394)

DISCONTINUED OPERATIONS:
Loss from operations of Unified Network Services            --           (481,524)        (481,524)
                                                    ------------     ------------     ------------


NET LOSS                                            $ (5,132,845)    $ (3,841,073)    $ (8,973,918)
                                                    ============     ============     ============


NET (LOSS) PER COMMON SHARE-BASIC
AND FULLY DILUTED:
Continuing operations                               $      (0.41)    $      (1.26)    $      (0.61)
Discontinued operations                                     --              (0.18)            0.01
Extraordinary item                                          --               0.03            (0.03)
                                                    ------------     ------------     ------------
                                                    $      (0.41)    $      (1.41)    $      (0.64)
                                                    ============     ============     ============
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES AND COMMON
EQUIVALENT SHARES OUTSTANDING
Basic                                                 12,394,056        2,719,091       14,005,103
Diluted                                               12,394,056        2,719,091       14,005,103

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


(1) The Pro Forma Condensed Combining Statements of Operations exclude the non-recurring costs of the Merger, which are estimated at $850,000. This estimate includes amounts for financial advisor, legal and accounting fees related to the merger. The Pro Forma Condensed Combining Balance Sheet has been adjusted to reflect these estimated obligations. The non-recurring cost estimate is an estimate only, although it is not likely that material additional costs will be incurred. The non-recurring expense will be charged to operations upon the consummation of the merger. Accumulated deficit as of December 31, 1998 has been adjusted to reflect the after tax impact of the estimated costs of the merger ($850,000). Accrued merger and restructuring has been adjusted to reflect the accrual of such estimated costs, pre-tax ($850,000). Deferred taxes and deferred tax assets have not been adjusted to reflect the estimated deferred tax benefits associated with the estimated charge because the estimate of their utilization has been offset by a similar increase in the valuation allowance against the deferred tax asset.

(2) Stockholders' equity as of December 31, 1998 has been adjusted to reflect the issuance of 1,611,047 shares of Alydaar Common Stock in exchange for all of the issued and outstanding shares of Data Systems Stock resulting in 19,116,733 shares issued and outstanding on a pro forma basis. The Pro Forma Condensed Combining Financial Statements do not reflect the exercise of outstanding stock options.

(3) The pro forma combined net income (loss) per share is based on the combined weighted average number of common and common equivalent shares, after adjusting Data Systems' weighted average number of common shares outstanding and dilutive common share equivalents for the conversion into Alydaar's Common Stock at a conversion ratio of .33. Common share equivalents consist of common stock issuable upon exercise of outstanding options.


7(c) Exhibits

     Exhibit No.   Description

     23.1          Consent of Grant Thornton LLP

     23.2          Consent of Plante & Moran, LLP

     99.1          Press Release issued by Alydaar Software Corporation on
                   February 1, 1999

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Alydaar Software Corporation
                                                (Registrant)

                                                By:  /s/ ROBERT F. GRUDER
                                                   -----------------------------
                                                         Robert F. Gruder
                                                         Chief Executive Officer
Dated:  April 7, 1999




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